Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8, No. 333-109794) dated October 17, 2003 pertaining to the Invacare Corporation 2003 Performance Plan,
(2)Registration Statement (Form S-8, No. 333-136391) dated August 8, 2006 pertaining to the Invacare Corporation 2003 Performance Plan,
(3)Registration Statement (Form S-8, No. 333-188803) dated May 23, 2013 pertaining to the Invacare Corporation 2013 Equity Compensation Plan,
(4)Registration Statement (Form S-8, No. 333-215206) dated December 21, 2016 pertaining to the Invacare Corporation 2013 Equity Compensation Plan,
(5)Registration Statement (Form S-8, No. 333-225110) dated May 22, 2018 pertaining to the Invacare Corporation 2018 Equity Compensation Plan,
(6)Registration Statement (Form S-8, No. 333-231641) dated May 21, 2019 pertaining to the Invacare Corporation 2018 Equity Compensation Plan,
(7)Registration Statement (Form S-8, No. 333-238793) dated May 29, 2020 pertaining to the Invacare Corporation 2018 Equity Compensation Plan, and
(8)Registration Statement (Form S-8, No. 333-256497) dated May 26, 2021 pertaining to the Invacare Corporation 2018 Equity Compensation Plan,

of our reports dated March 8, 2022, with respect to the consolidated financial statements and schedule of Invacare Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Invacare Corporation and subsidiaries included in this Annual Report (Form 10-K) of Invacare Corporation and subsidiaries for the year ended December 31, 2021.

/s/  Ernst & Young LLP

Cleveland, Ohio
March 8, 2022